Other Exhibit (a)


                       POWER OF ATTORNEY

      The undersigned hereby constitute and appoint Elizabeth A. Bachman, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/Joseph S. DiMartino                       October 21, 1996
Joseph S. DiMartino

/s/ David P. Feldman                         October 21, 1996
David P. Feldman

/s/John M. Fraser, Jr.                       October 21, 1996
John M. Fraser, Jr.

/s/ Robert R. Glauber                        October 21, 1996
Robert R. Glauber

/s/James F. Henry                       October 21, 1996
James F. Henry

/s/RosalindGersten Jacobs                    October 21, 1996
Rosalind Gersten Jacobs

/s/Irving Kristol                       October 21, 1996
Irving Kristol

/s/Paul A. Marks                        October 21, 1996
Paul A. Marks

/s/Martin Peretz                        October 21, 1996
Martin Peretz

/s/Bert W. Wasserman                         October 21, 1996
Bert Wasserman




                                 Schedule A

                                  Group II


Dreyfus A Bonds Plus, Inc.
Dreyfus Balanced Fund, Inc.
Dreyfus Global Bond Fund, Inc.
Dreyfus Growth and Income Fund, Inc.
Dreyfus Growth Opportunity Fund, Inc.
Dreyfus Institutional Money Market Fund
Dreyfus International Equity Fund, Inc.
Dreyfus International Recovery Fund, Inc.
Dreyfus Money Market Instruments, Inc.
Dreyfus Variable Investment Fund
Premier Capital Growth Fund, Inc.